Exhibit 5.1

Valley National Bancorp
One Penn Plaza, Suite 2930
New York, New York 10119
May 20, 2025
Valley National Bancorp
One Penn Plaza, Suite 2930
New York, New York 10119
I am Executive Vice President, General Counsel and Corporate Secretary of Valley National Bancorp, a New Jersey corporation (the “Company”). I have acted in such capacity in connection with the registration statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2025, relating to the registration under the Securities Act of 1933, as amended (the “Act”) of the offer and sale from time to time, in one or more transactions, of up to 72,861,862 shares of common stock, no par value, of the Company (the “Shares”) by the selling shareholder identified in the prospectus contained in the Registration Statement (the “Selling Shareholder”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the offer and sale of the Shares by the Selling Shareholder.
I (or counsel acting under my supervision) have examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as I have deemed necessary or appropriate in order to express the opinion hereinafter set forth.
In making such examination and rendering the opinion set forth below, I have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authority of such persons signing all documents in connection with which the opinions herein are rendered (other than the Company), the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as duplicates or certified or conformed copies. I have also assumed that:
(i)    the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Shares are offered and sold by the Selling Shareholder as contemplated by the Registration Statement;
(ii)    if required, one or more prospectus supplements with respect to the Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference in the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission and will comply with all applicable laws;
(iii)    any legally required consents, approvals, authorizations and other orders of any regulatory authorities shall have been obtained; and
(iv)    there will not have occurred any change in law affecting the validity of the Shares.
Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, I am of the opinion that, as of the date hereof, the Shares are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of New Jersey. I express no opinion as to the effect of the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Gary G. Michael, Esq.
Gary G. Michael, Esq.
Executive Vice President, General Counsel and Corporate Secretary

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